Exhibit 99.1

Media Contact: Rebecca Marsh

Merchants Bancorp

Phone: (317) 805-4356

Email: rmarsh@bankmerchants.com

Investor Contact: Sean Sievers

Merchants Bancorp

Phone: (317) 663-5197

Email: ssievers@bankmerchants.com

PRESS RELEASE

Merchants Bancorp Prices Depositary Share Offering

For Release November 18, 2024

CARMEL, Indiana – (PR Newswire) - Merchants Bancorp (“Merchants”) (Nasdaq: MBIN), a holding company that operates through its wholly owned subsidiary, Merchants Bank of Indiana (“Merchants Bank”), announced the pricing of an underwritten public offering of 9,200,000 depositary shares, each representing a 1/40th ownership interest in a share of its 7.625% Fixed Rate Series E Non-Cumulative Perpetual Preferred Stock (the “Series E preferred stock”), with a liquidation preference of $25.00 per depositary share.

When, as, and if declared by the board of directors of Merchants, dividends will be payable on the Series E preferred stock from the date of issuance at a rate of 7.625% per annum, payable quarterly in arrears, on January 1, April 1, July 1, October 1 of each year, beginning January 1, 2025. Merchants may redeem the Series E preferred stock at its option at a redemption price equal to $25.00 per depositary share, as described in the prospectus supplement and accompanying prospectus relating to the offering.

Net proceeds from the offering are expected to be used to redeem Merchants’ Series B preferred stock and for general corporate purposes including to support balance sheet growth of Merchants Bank.

Morgan Stanley & Co. LLC, UBS Securities LLC, Piper Sandler & Co., and Raymond James & Associates, Inc. are serving as joint bookrunning managers for the offering.

The Company expects to close the offering, subject to customary conditions, on or about November 25, 2024.

A shelf registration statement, including a prospectus, with respect to the offering was previously filed by Merchants with the Securities and Exchange Commission (the “SEC”) and was declared effective by the SEC on August 17, 2022. A preliminary prospectus supplement relating to the offering has been filed with the SEC. The offering will be made only by means of a prospectus supplement and accompanying prospectus. When available, copies of the prospectus supplement and the accompanying prospectus relating to these securities may be obtained free of charge by visiting the SEC’s website at www.sec.gov, or may be obtained from Morgan Stanley & Co. LLC, 180 Varick Street, Second Floor, New York, NY 10014, Attention: Prospectus Department, by email:prospectus@morganstanley.com; UBS Securities LLC, Attention: Prospectus Department, 1285 Avenue of the Americas, New York, NY 10019, by telephone at (888) 827-7275 or by emailing ol-prospectus-request@ubs.com; Piper Sandler & Co., Attention: Debt Capital Markets, 1 Greenwich Plaza, 1st Floor, Suite 111, Greenwich, CT 06830, or by emailing fsg-dcm@psc.com; Raymond James & Associates, Inc., Attention: Equity Syndicate, 880 Carillon Parkway, St. Petersburg, Florida 33716, by telephone at (800) 248-8863 or by emailing prospectus@raymondjames.com.

This news release shall not constitute an offer to sell, or the solicitation of an offer to buy any security, nor shall there be any offer or sale of these securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Merchants Bancorp

Ranked as a top performing U.S. public bank by S&P Global Market Intelligence, Merchants is a diversified bank holding company headquartered in Carmel, Indiana operating multiple business segments, including Multi-family Mortgage Banking that offers multi-family housing and healthcare facility financing and servicing (through this segment Merchants also serves as a syndicator of low-income housing tax credit and debt funds); Mortgage Warehouse Financing that offers mortgage warehouse financing, commercial loans, and deposit services; and Banking that offers portfolio lending for multi-family and healthcare facility loans, retail and correspondent residential mortgage banking, agricultural lending, Small Business Administration lending, and traditional community banking. Merchants, with $18.7 billion in assets and $12.9 billion in deposits as of September 30, 2024, conducts its business primarily through its direct and indirect subsidiaries, Merchants Bank of Indiana, Merchants Capital Corp., Merchants Asset Management, LLC, Merchants Capital Investments, LLC, Merchants Capital Servicing, LLC, and Merchants Mortgage, a division of Merchants Bank of Indiana.

Forward-Looking Statements

This press release contains forward-looking statements which reflect management’s current views with respect to, among other things, future events and financial performance. These statements are often, but not always, made through the use of words or phrases such as "may," "might," "should," "could," "predict," "potential," "believe," "expect," "continue," "will," "anticipate," "seek," "estimate," "intend," "plan," "projection," "goal," "target," "outlook," "aim," "would," "annualized" and "outlook," or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. Forward-looking statements in this press release include, but are not limited to, statements regarding the offering, including the expected closing of the offering. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about the industry, management's beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, management cautions that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. A number of important factors could cause actual results to differ materially from those indicated in these forward-looking statements, including the impacts of factors identified in "Risk Factors" or "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company’s Annual Report on Form 10-K and other periodic filings with the Securities and Exchange Commission. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

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